Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72519 and 333-108361) and in the Registration Statements on Form S-8 (Nos. 333-33819, 333-76537, 333-85691, and 333-108681) of Developers Diversified Realty Corporation of our report dated March 12, 2004, except for Note 16, as to which the date is June 22, 2004, relating to the financial statements, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
June 22, 2004